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                                   EXHIBIT 5


                                March 31, 1998



Transit Group, Inc.
2859 Paces Ferry Road
Suite 1740
Atlanta, Georgia  30339

          Re: Registration Statement on Form S-8 with respect to the Issuance of Shares Pursuant to the Incentive Stock Option Plan of Transit Group, Inc. and Certain Option Arrangements between Transit Group, Inc. and Certain Employees, Directors and Consultants

Ladies and Gentlemen:

          We have served as counsel for Transit Group, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of 1,755,850 shares of its common stock, $.01 par value (the "Shares"), which are proposed to be offered and sold pursuant to the grants of certain options under the Incentive Stock Option Plan of Transit Group, Inc., as amended, and certain compensatory option arrangements between Transit Group, Inc. and certain employees, directors and consultants (collectively, the "Options"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

          As to various questions of fact material to our opinion, we have relied solely upon (i) an Officer's Certificate delivered to us by a Company officer, and (ii) the representations of the directors, officers and managers of the Company and of public officials. We have made no other inquiries.

          In connection with the preparation of this opinion, we have only reviewed those laws of the United States of America and the State of Georgia.
We are licensed to practice law in the State of Georgia and do not render any opinion on the laws of any other state. Further, we have assumed for purposes of this opinion that the laws of the State of Florida are identical in substance and effect to the laws of the State of Georgia. Accordingly, this opinion is based solely upon such laws. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

          Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, upon issuance pursuant to the terms of the respective Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                              WOMBLE CARLYLE SANDRIDGE & RICE
                              A Professional Limited Liability Company



                              /s/ Womble Carlyle Sandridge & Rice
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